UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 18, 2019

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01    Entry into a Material Definitive Agreement.

On July 18, 2019, Emergent Capital, Inc. (the "Company") entered into a commitment letter (the “Commitment Letter”) with Lamington Road Designated Activity Company (formerly known as Lamington Road Limited), its wholly-owned indirect Irish subsidiary ("Lamington"), White Eagle Asset Portfolio, LP, its wholly-owned indirect Delaware subsidiary ("White Eagle" and, together with the Company and Lamington, the “Seller Parties”) and Jade Mountain Partners (“Jade Mountain”) in connection with the previously announced Plan of Reorganization for Lamington and White Eagle approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) with respect to Lamington’s and White Eagle’s previously announced voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”).

The Commitment Letter provides for a transaction in which Jade Mountain and/or certain of its affiliates and/or certain investors (collectively, “JMP”) will acquire 72.5% of the equity interests of White Eagle, the owner of substantially all of the Company’s portfolio of life insurance policies, in exchange for $384,250,000 as may be adjusted in accordance with the final documentation. The Commitment Letter and its terms and the transactions contemplated thereby were approved by the Bankruptcy Court on July 22, 2019. After the transaction is consummated, the proceeds of maturities and sales of policies, if any, will be distributed in accordance with a waterfall provision.

The proceeds of the transaction will be used to pay off White Eagle’s revolving credit facility with LNV Corporation ("LNV"), as lender, and CLMG Corp. (“CLMG”), as the administrative agent, in accordance with the Plan of Reorganization. The transaction is subject to certain conditions including completion of definitive documents. The parties intend to consummate the transaction as soon as practicable.

In the event that the Seller Parties (x) breach the Commitment Letter with respect to negotiating definitive documents and consummating the transaction or (y) enter into a different transaction to sell, finance or transfer a substantial portion of their assets other than to JMP or the acquisition vehicle in the transaction described above or (z) the Chapter 11 Cases are converted to cases under Chapter 7 of the U.S. Bankruptcy Code, then JMP will be entitled to receive from the Seller Parties a break-up fee equal to 1.75% of $530,000,000 plus $500,000 in expense reimbursement.

On July 24, 2019, the Company issued a press release announcing the Commitment Letter, a copy of which is filed herewith as Exhibit 99.1.

The above descriptions of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits    EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Letter dated as of July 18, 2019 among Emergent Capital, Inc., Lamington Road Designated Activity Company, White Eagle Asset Portfolio, LP and Jade Mountain Partners.
99.1	Press Release dated July 24, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 24, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer